EXHIBIT 10.1

February 1, 2023

Nicholas Vlahos

c/o The Eastern Company

3 Enterprise Drive, Suite 408

Shelton, CT 06484

Nick,

We are pleased to make this offer for employment with The Eastern Company, the terms of which are outlined below.

Title:	Vice President, Chief Financial Officer, Treasurer and Secretary
Primary responsibilities:

•     Provide executive leadership in all areas of Finance

•     Lead financial reporting and analysis

•     Oversee financial management, accounting, and accounting control functions

•     Lead compliance and risk management

•     Participate in all aspects of mergers, acquisition and divestures

•     Support long term planning process and priorities

•     Serve as principal accounting officer

Location:	Shelton, CT
Base salary:	$350,000 per year ($6,730.77 per week)
Annual target incentive compensation:	Your target incentive will be equal to 50 percent of your base salary earned in a fiscal year and will be based on the achievement of certain annual financial goals.
Long term incentive

You will receive a long term incentive award equal to 40 percent of your base salary earned in a fiscal year. Long term incentives are subject to vesting and the achievement of long term financial goals. We will share a copy of the long-term incentive award agreement in March.

Termination benefits	You will be eligible for termination benefits in the event of termination without cause or constructive termination.
Benefits:

•     The Eastern Company health and dental plan and flexible spending accounts

•     Participation in our 401(k) plan, including an automatic 3% company contribution and a 50% matching contribution up to 3% or more of your compensation

•     Life insurance; short- and long-term disability and long-term care coverage, subject to applicable waiting periods

•     Four weeks of vacation; paid time off (PTO) earned on an accrual basis, and company-paid holidays

CFO effective date:	Close of business February 3, 2023

* * *

Nick, we are excited to work with you to realize our ambitious goals for Eastern and look forward to having you onboard.

Kind regards,

MARK HERNANDEZ

CEO

THE EASTERN COMPANY

Accepted by: /s/ Nicholas Vlahos

Name: Nicholas Vlahos ___________________

Date: February 1, 2023_________________